FOURTH AMENDMENT TO MIRAGE RESORTS, INCORPORATED
                     DIRECTORS' DEFERRED FEE PLAN

WHEREAS, Mirage Resorts, Incorporated maintains a Directors' Deferred Fee Plan effective as of February 1, 1997, as amended by a First Amendment thereto effective as of February 28, 1997, a Second
Amendment  thereto  effective  as of February  1,  1998  and  a  Third
Amendment thereto effective as of February 15, 1999 (as so amended, the "Deferred Fee Plan"); and

WHEREAS, the Board of Directors desires to amend further the terms of the Deferred Fee Plan in certain respects as permitted by Section 8.4 of the Deferred Fee Plan;

NOW, THEREFORE, it is declared as follows:

      1. AMENDMENT TO SECTION 6.5. Section 6.5 of the Deferred Fee Plan is amended to add, following the word "appointment" at the end of the last sentence thereof, the following:

          ", or (iii) Mirage Resorts, Incorporated consummates a merger with a wholly owned subsidiary of MGM Grand, Inc., a Delaware corporation ("MGM"), pursuant to an agreement and plan of merger approved by the Board of Directors, as a result of which Mirage Resorts, Incorporated becomes a subsidiary of MGM."

      2. OTHER CAPITALIZED TERMS. Except as otherwise expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Deferred Fee Plan.

      3. CONFIRMATION. In all other respects, the terms of the Deferred Fee Plan are hereby confirmed and shall remain in full force and effect.

           IN  WITNESS  WHEREOF,  Mirage  Resorts,  Incorporated   has
caused this document to be executed by its duly authorized officer effective as of March 4, 2000.

                              MIRAGE RESORTS, INCORPORATED

                              JAMES E. PETTIS
                              ----------------------------------------
                              By:  James E. Pettis
                              Title:  Vice President - Risk Management









                              EXHIBIT 10.2